Exhibit 10.1

ACCOUNT CONTROL AGREEMENT
February 8, 2018

Federal Home Loan Bank of Boston (the “Secured Party”); Voya Retirement Insurance and Annuity Company (the “Customer”); and The Bank of New York Mellon (the “Bank”) hereby agree as follows:

PREAMBLE

1.    The Bank will establish, at the request of the Customer, a securities custody account number     223447     in the name of Voya Retirement Insurance and Annuity Company (the “Account”) pursuant to a custody agreement between the Bank and the Customer (the “Custody Agreement”).

2.    The Customer has granted the Secured Party a security interest in the Account and all of the assets now or hereafter credited to, carried in or otherwise held by the Bank in the Account pursuant to the Agreement for Advances, Collateral Pledge and Security Agreement between the Customer and the Secured Party (as amended, restated, replaced, or otherwise modified from time to time, the “Advances Agreement”).

3.    The Secured Party, the Customer and the Bank (at the request of the Secured Party and the Customer) are entering into this Account Control Agreement (this “Agreement”) to provide for the control of the Account. It is understood that the Bank has no responsibility with respect to the validity or perfection of the security interest other than to act in accordance with the terms of this Agreement.

DEFINITIONS

As used herein the following terms shall have the following meanings:

Authorized Person shall mean each person the Bank reasonably believes to be (a) a person listed on Exhibit A hereto, or (b) a person who has been designated by written notice from the Customer or the Secured Party (as the case may be) to act on behalf of such party under this Agreement. The Bank may assume that such persons will continue to be Authorized Persons until such time as the Bank receives and has had reasonable time to act upon instructions from the Customer or the Secured Party, as applicable, that any such person is no longer an Authorized Person.

Entitlement Holder shall mean a person identified in the records of the Bank as the person having a Security Entitlement against the Bank.

Entitlement Order shall mean a notification communicated to the Bank directing transfer or redemption of a Financial Asset in which the Entitlement Holder has a Security Entitlement.

Financial Assets shall mean any securities and other property held in the Account, but does not include any cash credit balance that may be maintained in the Account.

Pledged Assets shall mean any Financial Assets and any cash credit balance which may be maintained in the Account.

Security Entitlement shall mean the rights and property interest of an Entitlement Holder with respect to a financial asset within the meaning of Part 5 of Article 8 of the New York Uniform Commercial Code (the “UCC”).

TERMS

Section 1. The Account; Removal and Substitution of Pledged Assets; Appointment of the Bank.

Each party hereto agrees that: (i) the Account constitutes (a) a “securities account” within the meaning of Article 8 of the UCC with respect to securities and (b) a “deposit account” within the meaning of Article 9 of the UCC with respect to cash, and (ii) all Financial Assets now or hereafter held, maintained or carried in, or credited to, the Account shall be treated as financial assets within the meaning of Article 8 of the UCC.

The Customer agrees to deliver, from time to time, to the Bank certain Pledged Assets to be held in the Account. The Customer further agrees that it shall, at all times, as may be specified by the Bank, provide the Bank with such duly executed endorsements and release forms or other documents as the Bank may reasonably deem necessary to enable the Bank to transfer any applicable Pledged Assets pursuant to this Agreement.

Pledged Assets currently or hereafter maintained in the Account do not reflect any Financial Assets which are registered in the name of the Customer, payable to the Customer's order, or specifically endorsed to the Customer, which have not been endorsed to the Bank or in blank.

To the Bank's knowledge, the Security Entitlements arising out of the Financial Assets held in the Account are valid and legally binding obligations of the Bank and, except for the claims and interest of the Secured Party and the Customer in the Account (subject to any, claim in favor of the Bank permitted under Section 2 hereof), the Bank has not been notified in writing of any claim to or interest in the Account.

The Customer agrees that it will only deliver, transfer, or cause to be delivered to the Bank for crediting to the Account assets that are of such type and nature as have been specified in writing by the Secured Party as being eligible for purposes of satisfying the

Customer’s “Collateral Maintenance Level” (as that term is defined in the Advances Agreement). The Bank shall have no responsibility to determine whether assets delivered, transferred or held in the Account are eligible collateral.

With respect to Pledged Assets delivered to the Bank prior to 12:00 p.m. (Eastern Time) on any business day, the Bank shall send a written confirmation to the Secured Party not later than the close of such business day following the initial pledge of such Pledged Assets by the Customer, and with respect to Pledged Assets delivered after such time, no later than the next succeeding business day. The Bank shall segregate in one location, and separately account on its books and records for, the Pledged Assets from all other property in the Bank’s possession, custody, or control including other property it holds in its individual capacity or in any other trust or custodial capacity for the Customer.

Until such time as the Secured Party delivers a Notice of Exclusive Control (as defined in Section 4 below) to the Bank, the Customer may transfer Pledged Assets from the Account or substitute other Pledged Assets for any Pledged Assets then held in the Account.

The Customer and the Secured Party each hereby (i) appoints the Bank to perform its duties as hereinafter set forth, (ii) authorizes the Bank to hold Pledged Assets in the Account and (iii) authorizes the Bank to hold Financial Assets in registered form in its name or the name of its nominees. The Bank hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Pledged Assets in the Account as pledged by the Customer to the Secured Party.

The Bank hereby agrees to accept and hold the Pledged Assets in the Account as bailee and securities intermediary for the benefit of the Secured Party pursuant to the terms of this Agreement and the Advances Agreement.

Section 2. Pledged Assets. The Secured Party and the Customer agree that there shall be no trading of securities in the Account and that all securities that are transferred into the Account as Pledged Assets shall be fully paid for and that all trade settlements of transactions for such securities shall be completed prior to transfer of such securities into the Account as Pledged Assets. The Bank shall be entitled to reverse any cash credit previously made to the Account due to mispostings or other similar causes such as error or the non-receipt of any income or dividend distribution.

Section 3. Priority of Lien. The Bank hereby acknowledges the security interest granted to the Secured Party by the Customer. With respect to the Secured Party’s interest in the Account, the Bank hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any Pledged Assets carried in the Account so long as this Agreement is in effect.

Section 4. Entitlement Orders; Control. The Bank is hereby authorized to and will comply with Entitlement Orders and other directions originated by an Authorized Person of the Secured Party and delivered to the Bank concerning the Account without further consent by the Customer.

The Bank agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement, that it has not entered into, and until the termination of this Agreement will not enter into (without the prior written consent of the Secured Party and the Customer), any agreement with any person or entity other than the Customer and the Secured Party relating to the Account or any Pledged Assets under which it has agreed or will agree (as the case may be) to comply with Entitlement Orders or other instructions of such other person or entity.

Until such time as the Secured Party delivers a written notice to the Bank in the form annexed hereto as Exhibit B, notifying the Bank that the Secured Party is thereby exercising exclusive control over the Account (any such notice, a “Notice of Exclusive Control”), the Bank shall comply with Entitlement Orders and other directions delivered to the Bank concerning Pledged Assets by an Authorized Person of the Customer. Upon delivery of a Notice of Exclusive Control to the Bank:

A.     The Bank shall only be authorized to comply with Entitlement Orders and other directions delivered to it by an Authorized Person of the Secured Party.

B.     After the Bank receives a Notice of Exclusive Control, the Bank will, after having had a reasonable opportunity to act on such notice, cease complying with Entitlement Orders and other directions concerning the Account originated by the Customer or any Authorized Persons of the Customer.

C.     Upon crediting any asset to the Account, the Bank shall, as soon as practicable, provide the Secured Party and the Customer with an electronic notice of receipt or other account statement (“Custody Receipt” and, collectively, “Custody Receipts”). At a minimum, each Custody Receipt must include the name of the Customer and an adequate description of the asset. This information shall be reported to the Secured Party and the Customer in a form (which may be an electronic file that is made available daily) that is agreed upon (and, in the case of an electronic file, is made available in an agreed-upon manner) by the Secured Party and the Bank; and

D.     The Bank shall as soon as practicable, provide the Secured Party and the Customer with electronic notice of any call on any assets held in the Account. The Custody Receipt under  Section 4(c)  and electronic notice per this Section 4(d) shall be deemed given by the Bank to the Customer and the Secured Party to the extent that the Customer and the Secured Party, as the case may be, had previously requested and had been given access to the Bank’s automated data system affording on-line access to Account information and such information is posted by the Bank on such system within the relevant period.

Each of the Secured Party and the Customer agree to send the other copies of any Entitlement Orders or other directions (including, in the case of the Secured Party, any Notice of Exclusive Control) delivered by it to the Bank.

Section 5. Payment of Income; Voting Rights; Deposits; Withdrawals.

A.     Notwithstanding whether the Secured Party has delivered a Notice of Exclusive Control, the Bank shall without further action by the Customer or the Secured Party (i) remit or make available to the Customer all interest, dividends and other income on the Pledged Assets in the Account, and (ii) pursuant to the terms of the Custody Agreement, send to the Customer any proxies and other voting rights and corporate actions received by the Bank in respect of the Pledged Assets and follow any instructions and directions from the Customer in respect of such proxies and rights; provided, however, that, pursuant to Section 4 hereof, the Bank shall comply with directions originated by an Authorized Person of the Secured Party and delivered to the Bank that limit, restrict or block the rights of the Customer set forth in this Section 5.A without further consent by the Customer, including, without limitation, the right of Customer to receive interest, dividends and other income on the Pledged Assets in the Account. The Bank shall have a continuing obligation to the Customer and the Secured Party to receive any principal, interest, dividends or other moneys due and collectible on or with respect to any Pledged Asset. The Bank shall not be responsible for the failure to receive payment of, or the late payment of, income or other payments due to the Account.

B.    Notwithstanding whether the Secured Party has delivered a Notice of Exclusive Control, the Customer shall be permitted to deliver Financial Assets into the Account in its discretion; provided, however, that if the Customer delivers an ineligible Financial Asset into the Account as determined by the Secured Party in accordance with its credit policies, upon notice from the Secured Party, the Customer shall promptly submit a Withdrawal Request (hereinafter defined) with respect to such ineligible Financial Asset. The Customer shall only be permitted to withdraw Financial Assets from the Account with the Secured Party’s prior consent. In order to request the Secured Party’s consent, the Customer shall complete a form provided to the Customer by the Secured Party indicating, among other things, the Financial Asset(s) that the Customer desires to withdraw from the Account (a “Withdrawal Request”). Upon the Secured Party’s receipt of a completed Withdrawal Request, the Secured Party shall promptly (i) approve or disapprove of the Withdrawal Request in its sole discretion, and (ii) provide notice of its decision to both the Customer and the Bank; provided, however, the Secured Party shall not unreasonably withhold approval of the Customer’s Withdrawal Request if, after giving effect to the transactions contemplated by the Withdrawal Request, the Account would hold Financial Assets constituting eligible collateral sufficient to fully satisfy the Customer’s required Collateral Maintenance Level (as defined in the Advances Agreement).

Section 6. Statements, Confirmations and Notices of Adverse Claims.

Upon execution of a separate electronic access agreement, the Bank will make available by electronic means, copies of all statements and confirmations concerning the Account to each of the Customer and the Secured Party. If any person notifies the Bank of its assertion of any lien, encumbrance or adverse claim against the Account or in any Pledged Asset contained therein, the Bank will promptly notify the Secured Party and the Customer thereof.

Section 7. Responsibility of the Bank. The Bank shall have no responsibility or liability to the Secured Party for executing settlements of Financial Assets held in the Account at the direction of an Authorized Person of the Customer, or complying with Entitlement Orders or other directions concerning the Account from an Authorized Person of the Customer which are received by the Bank before the Bank has received, and had a reasonable opportunity to comply with, a Notice of Exclusive Control. The Bank shall have no responsibility or liability to the Customer for complying with a Notice of Exclusive Control or complying with Entitlement Orders or other directives concerning the Account originated by the Secured Party following the Bank’s receipt of a Notice of Exclusive Control. The Bank shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Customer and the Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty for the Bank other than those expressly set forth herein.

Section 8. Standard of Care; Limitations of Bank’s Liability. In performing its duties under this Agreement, the Bank shall exercise the standard of care and diligence that a professional custodian would observe in these affairs, but any liability on its part for loss related to any Pledged Asset shall not exceed the market value thereof on the date of the discovery of such loss. Notwithstanding any provision contained herein or in any other document or instrument to the contrary and except for losses arising from the Bank’s own negligence or willful misconduct, neither the Bank nor any of its officers, employees or agents shall be liable for any action taken or not taken by it under or in connection with this Agreement. In no event shall the Bank be liable for indirect, special or consequential damages of any kind whatsoever (including lost profits and lost business opportunity) even if it is advised of the possibility of such damages and regardless of the form of action in which any such damages may be claimed. Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Bank and its officers, employees and agents:

a. shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against the Bank; without limiting the foregoing, the Bank shall have no duty to preserve, exercise or enforce rights in the Pledged Assets (against prior parties or otherwise);

b. may in any instance where the Bank determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received written instructions signed by each of the Secured Party and the Customer, or it has received written advice from legal counsel (or other appropriate advisor);

c. so long as it and they shall have acted (or refrained from acting) in good faith, shall not be liable for any error of judgment in any action taken, suffered or omitted by, or for any act done or step taken, suffered or omitted by, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct on its (or their) part;

d. may consult with legal counsel selected by it (or other experts for the Secured Party or the Customer), and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the written advice of such experts;

e. will not be responsible to the Secured Party for any statement, warranty or representation made by any party other than the Bank in connection with this Agreement;

f. will have no duty to ascertain or inquire as to the performance or observance by the Customer of any of the terms, conditions or covenants of any security agreement with the Secured Party;

g. will not be responsible to the Secured Party or the Customer for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement, other than with respect to the Bank;

h. will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing reasonably believed by it or them to be genuine and signed or sent by an Authorized Person of the Customer or, following the delivery of a Notice of Exclusive Control by the Secured Party, an Authorized Person of the Secured Party;

i. will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or changed without the actual knowledge of the Bank;

j. will not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by the Bank at the address and to the person designated in (or as subsequently designated pursuant to) this Agreement;

k. will not be obligated or required by any provision of this Agreement to expend or risk the Bank’s own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its or their reasonable judgment may cause it or them to incur or suffer any expense or liability;

1. will not incur any liability for acts or omissions of any domestic or foreign depository or book-entry system for the central handling of Financial Assets or any domestic or foreign custodian or subcustodian; and

m. will not be responsible for the title, validity or genuineness of any Financial Asset in or delivered into the Account.

Section 9. Indemnification of the Bank.

(a)    The Customer agrees to indemnify the Bank and to hold it harmless against any costs, expenses, damages, liabilities or claims, including reasonable counsel’s fees (collectively, “Losses”) (including claims by the Secured Party) which are sustained by the Bank as a result of the Bank’s performance under this Agreement, including for following instructions or other directions issued by either the Customer or the Secured Party hereunder, except those Losses arising out of the Bank’s negligence, bad faith, or willful misconduct in carrying out such instructions or other directions.

(b)    In addition to and not in limitation of Section 9(a) immediately above, the Secured Party agrees to indemnify and hold the Bank harmless from and against any and all Losses that may be imposed on, incurred by or asserted against the Bank for following any instructions or other directions issued by the Secured Party hereunder except those Losses arising out Bank’s negligence, bad faith or willful misconduct in carrying out such instructions or other directions.

(c)    This indemnity shall be a continuing obligation of the Customer and the Secured Party notwithstanding the termination of any transactions or of this Agreement.

Section 10. Compliance with Legal Process and Judicial Orders. If any Pledged Assets are at any time attached or levied upon, or in case the transfer, delivery, redemption or withdrawal of any such Pledged Assets shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such Pledged Assets, the Bank is authorized to comply with any such order in any matter as the Bank or its legal counsel reasonably deems appropriate. If the Bank complies with any process, order, writ, judgment or decree relating to the Pledged Assets subject to this Agreement, then the Bank shall not be liable to the Customer or the Secured Party or to any other person or entity even if such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

Section 11. Force Majeure. The Bank shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

Section 12. Representations. Each of the parties represents and warrants that (i) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization, (ii) the execution, delivery and performance of this Agreement and all documents and instruments to be delivered hereunder or thereunder have been duly authorized, (iii) the person executing this Agreement on its behalf has been duly authorized to act on its behalf, (iv) this Agreement constitutes its legal, valid, binding and enforceable agreement, and (v) its entry into this Agreement will not violate any material agreement, law, rule or regulation by which it is bound or by which any of its assets are affected.

Section 13. Customer Agreement. In the event of a conflict between this Agreement and the Custody Agreement between the Bank and the Customer relating to the Account, the terms of this Agreement will prevail and in all other respects the terms of the Custody Agreement relating to the Account shall apply with respect to any matters not covered by this Agreement. Regardless of any provision in any such agreement, the State of New York shall be deemed to be the Bank’s location for the purposes of this Agreement and the perfection and priority of the Secured Party’s security interest in the Account.

Section 14. Termination; Removal/Resignation of the Bank. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Customer nor by the lapse of time. The obligations of the Bank under this Agreement shall continue in effect (i) until the security interest of the Secured Party in the Account has been terminated and the Secured Party has notified the Bank of such termination in writing, or (ii) this Agreement is terminated. Any of the parties may terminate this Agreement upon 30 days’ prior written notice to both of the other parties hereto; provided, however, that any Pledged Assets which have not been released by the Secured Party at or prior to the time of termination shall be transferred to a substitute bank designated by the Customer and acceptable to the Secured Party. The provisions of Sections 8 and 9 shall survive the termination of this Agreement.

The Bank may at any time resign by giving at least 60 days prior written notice to the Customer and the Secured Party. If the Customer (or the Secured Party following the delivery of a Notice of Exclusive Control to the Bank) has reasonable cause to believe that the Bank has or will violate any law, rule or regulation or has or will breach its duties hereunder, the Customer (or the Secured Party following the delivery of a Notice of Exclusive Control to the Bank) may immediately remove the Bank.

Following any such resignation or removal, the Customer may appoint a successor but only with the prior written approval of the Secured Party. Any successor to the Bank shall execute and deliver an agreement substantially in the form of this Agreement. Upon appointment of a successor, the Bank shall deliver over to such successor all Pledged Assets or other property then held in the Account. Notwithstanding any provision to the contrary herein, no removal or resignation shall become effective until a successor is appointed in accordance with the provisions hereof. Upon termination, the parties hereto agree to take such actions and execute such documents as shall be necessary to effect the same.

Section 15. Entire Agreement. This Agreement and the exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

Section 16. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by each party hereto.

Section 17. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall, be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 18. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 19. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

Section 20. Notices. Any notice, request, Entitlement Order, directive or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means (acceptable to the Bank, if to the Bank) and electronic confirmation of error free receipt is received, or after being sent by certified or registered United States mail, return receipt requested, postage prepaid. Until such time a party properly notified each other party that its address or facsimile number has changed, notices to such party shall be sent to:

If to the Bank:
The Bank of New York Mellon
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attention: Brooke Tedesco

Telephone: 315-414-3619
Telecopier: 315-414-5028

If to the Customer:
Voya Retirement Insurance and Annuity Company
5780 Powers Ferry Rd. NW
Atlanta, GA 30327
Attention: Mark Boland
Telephone: 770-850-7745
Telecopier: 612-492-0717 and 770-933-6733

If to the Secured Party:
Federal Home Loan Bank of Boston
800 Boylston Street, 9th Floor
Boston, MA 02199
Attention: David M. Trant
Telephone: 617-292-9729
Telecopier: 617-375-2240

Section 21. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 22. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on the parties hereto and their respective successors and assigns.

Section 23. Fees. The Customer shall pay to the Bank the compensation agreed upon in writing from time to time and any other includable actual and documented expenses incurred in connection herewith. The Bank shall fulfill its obligations under this Agreement without any right of compensation from the Secured Party.

Section 24. Consent to Jurisdiction and Service. The Secured Party and the Customer each hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts of the State of New York and of any Federal court located in the County and State of New York in connection with any actions or proceedings brought against the Secured Party or the Customer by the Bank or by the Secured Party or the Customer against the Bank and arising out of or relating to this Agreement. Each party hereto hereby irrevocably waives any objection on the grounds of venue, forum non conveniens, or any similar grounds, and irrevocably consents to service of process by mail or in any other manner permitted by New York law, and irrevocably waives its right to any jury trial.

Section 25. Customer’s Covenants.

A. The Customer covenants that, at the Secured Party’s reasonable request, it will promptly cooperate with the Secured Party to take any action that the Secured Party reasonably requests to enable the Secured Party to: (i) sell, assign, transfer, or dispose of any item in the Account; (ii) otherwise secure the payment of Advances, as defined in the Advances Agreement; or (c) carry out the provisions of this Agreement.

B. The Customer covenants, represents, and warrants that once assets are delivered to the Account, no entity will have a security interest that is superior to the Bank’s, and no third-party shall have, or be granted, control of the Account or the Pledged Assets.

C. The Customer covenants, represents, and warrants that it has granted, or is hereby granting, the Secured Party a security interest in the Account and any Pledged Assets held therein from time to time.

Section 26. Certifications. Upon the reasonable request of the Secured Party, the Customer agrees to provide the Secured Party with the following certification:

“Voya Retirement Insurance and Annuity Company (“Customer”) hereby certifies that, in accordance with the terms of the Account Control Agreement (the “Agreement”) entered into on [DATE], among the Federal Home Loan Bank of Boston (“Secured Party”), Customer, and The Bank of New York Mellon (“Bank”):

(i)Secured Party holds the superior, perfected security interest in the Account established under the Agreement and the financial assets held in such Account;

(ii)     Customer has not granted to, and shall not grant to, any third party control of the Account or the financial assets held in the Account;

(iii)     In accordance with the terms of the Agreement for Advances, Collateral Pledge, and Security Agreement between Customer and Secured Party (as amended, restated, replaced, or otherwise modified from time to time, the “Advances Agreement”), Customer maintains, shall maintain, and, if applicable, during the period since its prior certification given in accordance with Section 26 of the Agreement, has maintained Collateral (as defined therein) in the Account which, when combined with all other qualified eligible collateral securing advances made by Secured Party to Customer pursuant to the Advances Agreement, is, and, if applicable, was during the period since its prior certification given in accordance with Section 26 of the Agreement, sufficient to satisfy its Collateral Maintenance Level (as defined therein):

(a)Free and clear of any encumbrance or security interest that is superior in priority to Secured Party’s security interest; and

(b)In which no other party has control, possession, or otherwise perfected its security interest, except where such third party has subordinated its security interest to Secured Party by written agreement.

Section 27. SSAE 16 or 18. Bank will provide the Customer upon request a copy of the most recent SSAE 16 or 18 report prepared by its external auditors and applicable to Bank’s services provided under this Agreement, or if such report ceases to be prepared, the applicable successor audit report, if any.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth below.

FEDERAL HOME LOAN BANK OF BOSTON
(Secured Party)

By: /s/    Wes Howland
Title: Head of Credit
Date: 2/12/18

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(Customer)

By: /s/ Debra Bell
Title: VP & Assistant Treasurer
Date: 2/8/18

THE BANK OF NEW YORK MELLON
(Bank)

By: /s/ Efren Almazan
Title: Vice President
Date: 2/14/18